CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Registration Statement on Form N-1A of Rational Special Situations Income Fund, a series of Mutual Fund and Variable Insurance Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd. Chicago, Illinois

July 11, 2019

C O H E N & C O M P A N Y , L T D .

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board